                                                                    Exhibit 99.1

PRESS RELEASE: COVANSYS REPORTS SECOND QUARTER 2006 RESULTS

STRONG QUARTER HIGHLIGHTED BY 26% REVENUE GROWTH FROM CONTINUING BUSINESS AND IMPROVED GROSS MARGINS

     FARMINGTON HILLS, Mich., July 27 /PRNewswire-FirstCall/ -- Covansys Corporation (Nasdaq: CVNS), a global consulting and technology services company, today announced its financial results for the second quarter and six months ended June 30, 2006.

     Covansys reported revenue of $118.0 million in the second quarter of 2006 compared with $108.7 million in the second quarter of 2005, an increase of 8.5%. Revenue also increased 7.5% over the first quarter of 2006, when Covansys reported revenue of $109.8 million. Revenue for the six months ended June 30, 2006 was $227.8 million, an increase of 6.9% compared with revenue of $213.0 million during the same period in 2005.

     Gross profit in the second quarter of 2006 was $33.1 million or 28.1% of revenue compared with $30.4 million or 28.0% of revenue in the comparable 2005 period.

     Effective June 1, 2006, Covansys completed the sale of its state and local government consulting practice to Saber Solutions, Inc. for $31.4 million in cash. The business lines that Covansys acquired when it purchased PDA Software Services (PDA) in 2002 were not part of this transaction.

     Pro-forma revenue, excluding the state and local government consulting practice, was $108.5 million in the second quarter of 2006 compared with $86.4 million in the second quarter of 2005, an increase of 25.6%. Pro-forma revenue for the six months ended June 30, 2006 was $205.9 million, an increase of 19.6% compared with $172.1 million for the six months ended June 30, 2005. Pro-forma gross profit in the second quarter of 2006 was $32.7 million or 30.1% of revenue compared with $25.4 million or 29.4% of revenue in the comparable 2005 period, an increase of 28.4%.

     The Company reported net income of $10.3 million, down 8.1% from net income of $11.2 million in the second quarter of 2005 and up 108.6% from net income of $5.0 million in the prior quarter. Net income in the second quarter of 2005 was impacted by the reversal of previously recorded tax reserves of $3.2 million due to the expiration of the statute of limitations for the years to which the recorded reserves related. This was partially offset by a $0.5 million one-time adjustment from the reversal of deferred tax assets due to an enacted law change in the State of Ohio.

     Additional financial information from the quarter includes:

     -- Net income of $0.27 per share as compared with $0.30 per share (on a diluted basis) in the same period last year;

     -- Pretax income of $16.0 million as compared with $12.2 million in the same period last year and $6.1 million in the first quarter of 2006;

     -- Cash and short-term investments of $114.6 million, compared with $81.9 million at the end of the first quarter of 2006. This increase is due in part to the sale of Covansys' state and local government consulting practice, which was completed during the second quarter;

     --   Cash from operations of $15.7 million; and

     -- Approximately 1 million shares of Covansys common stock were repurchased during the quarter.

     Raj Vattikuti, President and Chief Executive Officer of Covansys, stated, "We are pleased with Covansys' performance in the second quarter, particularly the growth in our revenue and the return to our historical margin levels on a pro-forma basis. Our results highlight the continued progress we have made in the growth and profitability of our Commercial business. It also reflects the success of our Business Process Outsourcing (BPO) services, which now generate approximately 10% of Covansys' revenue. We will continue to aggressively market our BPO services and we are confident that this highly profitable business will be an increasingly significant component of Covansys' growth going forward. Our strong second quarter performance also demonstrates that Covansys is well-positioned for even greater profitability as a pure-play global outsourcing solutions provider."

     Covansys' operational highlights from the second quarter include:

     -- Completion of the divestiture of Covansys' state and local government practice for $31.4 million;

     --   Higher growth across Covansys' many strategic accounts; and

     -- Increased total headcount in India to over 5,700 representing more than 71% of Covansys' global workforce of approximately 8,000 consultants and employees.

     Additional Financial Results

     Domestic utilization was 87.7% in the second quarter of 2006, down from 88.4% in the second quarter of 2005 and down from 88.5% in the prior quarter. Utilization in India was 78.1% for the second quarter of 2006, up from 73.8% in the second quarter of 2005 and up from 70.7% in the first quarter of 2006.

     Selling, general and administrative expenses were $18.7 million, or 15.9% of revenue in the second quarter of 2006, as compared to $18.1 million, or 16.7% of revenue in the second quarter of 2005.

     The effective tax rate in the second quarter of 2006 was 35.3%. The tax provision for the quarter ended June 30, 2006 includes a charge of $0.7 million from the adjustment of recorded reserves based on the evaluation of estimated tax exposures.

     Covansys repurchased approximately 1 million shares of its common stock during the second quarter of 2006. As of June 30, 2006, the Company had approximately 36.7 million shares of common stock outstanding.

     Outlook

     Jim Trouba, Chief Financial Officer of Covansys, noted, "The sale of our state and local government consulting practice added a significant amount of cash to our balance sheet and considerably reduced the amount of revenue earned in excess of billings from $25.6 million at December 31, 2005 to $4.3 million at June 30, 2006. Covansys' strong balance sheet and strategic focus will enable us to continue to repurchase shares and invest in our current businesses while preserving the Company's ability to take advantage of strategic opportunities as they arise. We will be disciplined and opportunistic in reviewing potential acquisitions."

     Mr. Vattikuti concluded, "Covansys is firmly committed to driving profitable growth and creating shareholder value through the remainder of 2006. We expect that the sale of our state and local government consulting practice, together with several internal initiatives to enhance our operational efficiency, will enable us to continue improving Covansys' margins. We have a strong pipeline of new projects and will continue expanding upon existing relationships while pursuing new accounts in key verticals such as financial services and healthcare. We look forward to delivering a continued strong financial performance in the remaining half of 2006."

     Conference Call

     Covansys will host a conference call on Thursday, July 27, 2006 at 10:00 a.m. Eastern Time to discuss its financial results for the second quarter ended June 30, 2006. Interested parties may access the call by 866-825-1709 or 617-213-8060 from outside North America and entering the passcode 94698075. The call may also be accessed via the Internet on the company's website, HTTP://WWW.COVANSYS.COM.

     A replay of the call will be available beginning at approximately 1:00 p.m. on July 27, 2006 through midnight on August 10, 2006 by dialing 888-286- 8010 or 617-801-6888 and entering the passcode 965666854. The replay will also be available on the company's website, HTTP://WWW.COVANSYS.COM, for 90 days.

     About Covansys

     Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique global delivery capability to achieve rapid deployment, world-class quality and reduced costs. Covansys is known for strategic outsourcing and technology solutions in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, Covansys now has approximately 8,000 consultants and employees worldwide. Covansys was one of the first U.S.-based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R), and five global facilities are BS7799-2:2002 certified. For more information visit: HTTP://WWW.COVANSYS.COM.

     Safe Harbor Statement

     With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed in this press release are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements.

     Factors that could cause or contribute to such material differences include internal control weaknesses, variability of operating results, failure to recruit, train and retain skilled IT professionals, impact of changes in estimates on fixed price projects, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the Company to negotiate contract renewals at comparable terms, limited protection of intellectual property rights, infringement by our services on the property rights of others, legal liability and damage to our professional reputation from claims made against our work, and risks related to merger, acquisition and strategic investment strategy.

     FOR FURTHER INFORMATION

     Investors:             Media:
     James Trouba           Dorothy Chisholm
     Tel: (248) 848-8896    Tel: (248) 848-2283
     jtrouba@covansys.com   dchisholm@covansys.com

                              COVANSYS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                           THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                           ---------------------------   -------------------------
                                                2006       2005              2006       2005
                                              --------   --------          --------   --------
REVENUE                                       $117,981   $108,708          $227,758   $212,981(A)
COST OF REVENUE                                 84,881     78,301           170,468    152,251
                                              --------   --------          --------   --------
GROSS PROFIT                                    33,100     30,407            57,290     60,730
SELLING, GENERAL AND ADMINISTRATIVE             18,725     18,140            37,399     37,001
NET LOSS ON SALE OF BUSINESSES                     218         --               218         --
                                              --------   --------          --------   --------
INCOME FROM OPERATIONS                          14,157     12,267            19,673     23,729
INTEREST EXPENSE                                     9        266                26        469
OTHER INCOME, NET                               (1,822)      (217)           (2,386)      (806)
                                              --------   --------          --------   --------
INCOME BEFORE PROVISION FOR INCOME TAXES        15,970     12,218            22,033     24,066
PROVISION FOR INCOME TAXES                       5,631        970(B)          6,737      4,761(B)
                                              --------   --------          --------   --------
NET INCOME                                    $ 10,339   $ 11,248          $ 15,296   $ 19,305
                                              ========   ========          ========   ========

                                  BASIC    DILUTED    BASIC    DILUTED    BASIC   DILUTED    BASIC    DILUTED
                                 -------   -------   -------   -------   ------   -------   -------   -------
EARNINGS PER SHARE:
NET INCOME                       $  0.28   $  0.27   $  0.30   $  0.30   $ 0.41   $  0.40   $  0.52   $  0.51
                                 =======   =======   =======   =======   ======   =======   =======   =======
WEIGHTED AVERAGE COMMON SHARES    37,222    37,639    37,359    37,827   37,333    37,771    37,394    37,930
                                 =======   =======   =======   =======   ======   =======   =======   =======

(A) INCLUDES $3,483 OF REVENUE FOR WORK PERFORMED IN 2004 BUT BECAUSE THE COMPANY HAD NOT YET RECEIVED A CONTRACT FOR THOSE SERVICES, REVENUE COULD NOT BE RECOGNIZED UNTIL RECEIPT OF THE CONTRACT IN THE FIRST QUARTER OF 2005.

(B) INCLUDES $3,200 REVERSAL OF PREVIOUSLY RECORDED TAX RESERVES DUE TO THE EXPIRATION OF THE STATUTE OF LIMITATIONS, PARTIALLY OFFSET BY A ONE-TIME CHARGE OF $500 FROM THE REVERSAL OF DEFERRED TAX ASSETS DUE TO AN ENACTED LAW CHANGE IN THE STATE OF OHIO.

                                      MORE

                              COVANSYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (UNAUDITED, IN THOUSANDS)

                                          JUNE 30,   DECEMBER 31,
                                            2006         2005
                                          --------   ------------
CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS              $ 87,129     $ 58,030
   SHORT-TERM INVESTMENTS                   27,442       23,332
                                          --------     --------
                                           114,571       81,362
   ACCOUNTS RECEIVABLE, NET                 79,262       82,526
   REVENUES EARNED IN EXCESS OF BILLING      4,336       25,632
   PREPAID EXPENSES AND OTHER               14,624       15,117
                                          --------     --------
      TOTAL CURRENT ASSETS                 212,793      204,637
   PROPERTY AND EQUIPMENT, NET              34,292       36,656
   GOODWILL, NET                            22,454       21,893
   OTHER ASSETS                              8,695        8,075
                                          --------     --------
      TOTAL ASSETS                        $278,234     $271,261
                                          ========     ========
   CURRENT LIABILITIES                    $ 59,607     $ 59,727
   OTHER LIABILITIES                         5,042        3,674
   SHAREHOLDERS' EQUITY                    213,585      207,860
                                          --------     --------
      TOTAL LIABILITIES AND
         SHAREHOLDERS' EQUITY             $278,234     $271,261
                                          ========     ========

                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                                         -------------------
                                                           2006       2005
                                                         --------   --------
NET INCOME                                               $ 15,296   $ 19,305
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   PROVIDED FROM OPERATING ACTIVITIES:
   DEPRECIATION AND AMORTIZATION                            6,347      6,641
   LOSS ON DISPOSAL OF PROPERTY AND EQUIPMENT                  41        256
   STOCK-BASED COMPENSATION COST                              817         --
   PROVISION FOR AND WRITE-OFF OF DOUBTFUL ACCOUNTS          (152)       345
   GAIN FROM SALE OF SHORT-TERM INVESTMENTS                   (24)       (35)
   NET LOSS FROM SALE OF BUSINESSES                           218         --
   PROVISION FOR DEFERRED INCOME TAXES                       (628)        86
   CHANGE IN ASSETS AND LIABILITIES                        (3,197)    (8,845)
                                                         --------   --------
      NET CASH PROVIDED FROM OPERATING ACTIVITIES          18,718     17,753
CASH FLOWS FROM INVESTING ACTIVITIES:
   INVESTMENT IN PROPERTY, EQUIPMENT AND OTHER             (8,672)    (5,061)
   PROCEEDS FROM SALE OF BUSINESSES                        33,491         --
   PROCEEDS FROM SALE OF AVAILABLE-FOR-SALE SECURITIES     61,579     68,369
   PURCHASES OF AVAILABLE-FOR-SALE SECURITIES             (65,947)   (62,296)
   PROCEEDS FROM SALE OF PROPERTY AND EQUIPMENT               112         --
   INVESTMENT IN COMPUTER SOFTWARE                           (125)       (43)
                                                         --------   --------
      NET CASH PROVIDED FROM INVESTING ACTIVITIES          20,438        969
CASH FLOWS FROM FINANCING ACTIVITIES:
   NET PROCEEDS FROM EXERCISE OF STOCK OPTIONS              2,122      1,847
   TAX BENEFIT FROM STOCK OPTIONS EXERCISED                   310         --
   REPURCHASES OF COMMON STOCK                            (13,341)    (4,803)
                                                         --------   --------
      NET CASH USED IN FINANCING ACTIVITIES               (10,909)    (2,956)
      EFFECT OF EXCHANGE RATE CHANGES ON CASH                 852       (529)
                                                         --------   --------
INCREASE IN CASH AND CASH EQUIVALENTS                      29,099     15,237
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD           58,030     49,841
                                                         --------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $ 87,129   $ 65,078
                                                         ========   ========

                                      ###

                              COVANSYS CORPORATION
             CONDENSED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
               (Unaudited, in thousands except per share amounts)

                                                                           Three Months Ended June 30,
                                               -----------------------------------------------------------------------------------
                                                                 2006                                       2005
                                               ----------------------------------------   ----------------------------------------
                                                             State and Local                            State and Local
                                                                Consulting                                 Consulting
                                               As reported       Practice      Proforma   As reported       Practice      Proforma
                                               -----------   ---------------   --------   -----------   ---------------   --------
Revenue                                         $117,981         $9,469        $108,512     $108,708        $22,298       $86,410
Cost of revenue                                   84,881          9,021          75,860       78,301         17,314        60,987
                                                --------         ------        --------     --------        -------       -------
Gross profit (loss)                               33,100            448          32,652       30,407          4,984        25,423
Selling, general, and adminstrative expenses      18,725          1,079          17,646       18,140          2,399        15,741
Net loss (gain) on sale of businesses                218            285             (67)          --             --            --
                                                --------         ------        --------     --------        -------       -------
Income (loss) from operations                     14,157           (916)         15,073       12,267          2,585         9,682
Interest income and other                         (1,813)            --          (1,813)          49             --            49
                                                --------         ------        --------     --------        -------       -------
Income (loss) before provision (benefit)
   for income taxes                               15,970           (916)         16,886       12,218          2,585         9,633
Provision (benefit) for income taxes               5,631           (366)          5,997          970          1,034           (64)
                                                --------         ------        --------     --------        -------       -------
Net income (loss)                               $ 10,339         $ (550)       $ 10,889     $ 11,248        $ 1,551       $ 9,697
                                                ========         ======        ========     ========        =======       =======
Earnings per share:
   Basic                                        $   0.28                       $   0.29     $   0.30                      $  0.26
                                                ========                       ========     ========                      =======
   Diluted                                      $   0.27                       $   0.29     $   0.30                      $  0.26
                                                ========                       ========     ========                      =======

                              COVANSYS CORPORATION
             CONDENSED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
               (Unaudited, in thousands except per share amounts)

                                                                            Six Months Ended June 30,
                                               -----------------------------------------------------------------------------------
                                                                 2006                                       2005
                                               ----------------------------------------   ----------------------------------------
                                                             State and Local                            State and Local
                                                                Consulting                                 Consulting
                                               As reported       Practice      Proforma   As reported       Practice      Proforma
                                               -----------   ---------------   --------   -----------   ---------------   --------
Revenue                                         $227,758         $21,905       $205,853    $212,981         $40,895       $172,086
Cost of revenue                                  170,468          22,231        148,237     152,251          32,948        119,303
                                                --------         ------        --------    ---------        -------       --------
Gross profit (loss)                               57,290            (326)        57,616      60,730           7,947         52,783
Selling, general, and adminstrative expenses      37,399           2,627         34,772      37,001           4,392         32,609
Net loss (gain) on sale of businesses                218             285            (67)         --              --             --
                                                --------         ------        --------    ---------        -------       --------
Income (loss) from operations                     19,673          (3,238)        22,911      23,729           3,555         20,174
Interest income and other                         (2,360)             --         (2,360)       (337)             --           (337)
                                                --------         ------        --------    ---------        -------       --------
Income (loss) before provision (benefit)
   for income taxes                               22,033          (3,238)        25,271      24,066           3,555         20,511
Provision (benefit) for income taxes               6,737          (1,295)         8,032       4,761           1,422          3,339
                                                --------         ------        --------    ---------        -------       --------
Net income (loss)                               $ 15,296         $(1,943)      $ 17,239    $ 19,305         $ 2,133       $ 17,172
                                                ========         ======        ========    =========        =======       ========
Earnings per share:
   Basic                                        $   0.41                       $   0.46    $   0.52                       $   0.46
                                                ========                       ========    =========                      ========
   Diluted                                      $   0.40                       $   0.46    $   0.51                       $   0.45
                                                ========                       ========    =========                      ========

SOURCE Covansys Corporation

     /CONTACT: Investors: James Trouba, +1-248-848-8896, jtrouba@covansys.com; or Media: Dorothy Chisholm, +1-248-848-2283, dchisholm@covansys.com, both of Covansys Corporation /Web site: HTTP://WWW.COVANSYS.COM